CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 38 to the Registration Statement (Form N-1A, No. 333-122847) of our reports dated December 20, 2013 on the financial statements and financial highlights of Neuberger Berman Global Allocation Fund, Neuberger Berman Risk Balanced Commodity Strategy Fund, Neuberger Berman Flexible Select Fund and Neuberger Berman Dynamic Real Return Fund, and our report dated December 24, 2013 on the financial statements and financial highlights of Neuberger Berman Absolute Return Multi-Manager Fund (five of the series of Neuberger Berman Alternative Funds), included in the October 31, 2013 Annual Report to Shareholders of Neuberger Berman Alternative Funds.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 25, 2014